UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2012

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North, Suite 1000
Plymouth, Minnesota		55441
(Address of Principal Executive Offices)		(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2012, the Board of Directors of Arctic Cat Inc. (the “Company”) elected Stanley A. Askren and Joseph F. Puishys as directors of the Company, each to serve for a term ending at the Company’s fiscal 2015 annual meeting of shareholders. The Board of Directors also appointed Messrs. Puishys and Askren to the Compensation and Human Resources Committee of the Board.

Mr. Askren, 52, has been the Chairman and Chief Executive Officer of HNI Corporation, the second largest office furniture manufacturer in the world, since 2004 and the President of HNI Corporation since 2003. He is also a director of Armstrong World Industries, Inc., a global leader in the design and manufacture of floors and ceilings. Mr. Askren has worked for HNI Corporation for 20 years and previously served as Vice President of Marketing and Executive Vice President and President of HNI Corporation’s hearth products operating segment. He also worked in HNI Corporation’s office furniture operating segment as a Group Vice President of The HON Company and President of Allsteel Inc., two of HNI Corporation’s office furniture subsidiaries. Mr. Askren has also served as the Vice President of Human Resources and an Executive Vice President of HNI Corporation.

Mr. Puishys, 54, has served as the Chief Executive Officer and President and a director of Apogee Enterprises, Inc., a value-added glass products and services company, since August 2011. Prior to joining Apogee Enterprises, Mr. Puishys served in various leadership positions at Honeywell International, Inc., a Fortune 100 diversified technology and manufacturing company, for over 32 years. He served as President of Honeywell Environment & Combustion Controls from 2008 to 2011; President of Honeywell Building Solutions from 2004 to 2008; President of Bendix Friction Materials from 2002 to 2004; Vice President and General Manager of Garrett Engine Boosting Systems from 2000 to 2002; Vice President and General Manager, Aftermarket, Allied Signal Turbo Charging Systems from 1996 to 2000; Vice President, Logistics, Allied Signal Automotive Products Group from 1992 to 1996; and various accounting and financial positions from 1979 to 1992.

In connection with their election, each of Messrs. Askren and Puishys were granted options to purchase 1,031 shares of the Company’s common stock at a price equal to 100% of the fair market value of a share of the Company’s common stock on the date of grant and 433 restricted stock units valued at the fair market value of a share of the Company’s common stock on the date of grant. These options and RSUs were awarded under the Company’s 2007 Omnibus Stock and Incentive Plan and are in amounts proportionate (based on the number of months remaining in fiscal 2013) to and on equivalent terms as the awards granted to the other non-employee directors on April 1, 2012, the date of the last annual grants to non-employee directors. Messrs. Askren and Puishys will also receive the same director compensation paid the other non-employee directors, as described in the Company’s Proxy Statement for its Annual Meeting of Shareholders held on August 8, 2012.

There are no arrangements or understandings between Mr. Askren, Mr. Puishys or any other person pursuant to which Mr. Askren or Mr. Puishys was elected as a director. There are no transactions in which Mr. Puishys or Mr. Askren has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also, on November 12, 2012, the Company issued a press release regarding the election of Messrs. Puishys and Askren. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued on November 12, 2012 regarding the election of Messrs. Puishys and Askren to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

Dated: November 13, 2012	By:	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued on November 12, 2012 regarding the election of Messrs. Puishys and Askren to the Company’s Board of Directors.